Exhibit 99.1

Interleukin Genetics, Inc. Receives Delisting Notification from NYSE Amex

Company Intends to Request Hearing

Waltham, MA – June 25, 2010 – Interleukin Genetics, Inc. (NYSE Amex: ILI) announced today that on June 24, 2010, it received notification from the Corporate Compliance Staff of the NYSE Amex LLC (the “Exchange”) that the Exchange intends to initiate proceedings to delist the Company’s common stock because it did not regain compliance with Section 1003(a)(iii) of the Exchange’s Company Guide due to stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.  The Company intends to timely request a hearing before a Listing Qualifications Panel (the “Panel”) to appeal the Exchange Staff’s delisting determination. The hearing request automatically stays the delisting of the Company’s common stock until the Panel issues its decision following the hearing.  At the hearing, the Company will present its plan to regain compliance and will request the continued listing of its securities on the Exchange. There can be no assurance that the Panel will grant the Company’s request.

About Interleukin Genetics, Inc.

Interleukin Genetics, Inc. (NYSE Amex: ILI) develops and markets genetic tests that empower consumers to prevent certain chronic diseases and that assist pharmaceutical companies in the development and marketing of targeted therapeutics. The Company leverages its research, intellectual property and biomarker development experience to facilitate the emerging personalized health market. Interleukin Genetics markets a line of genetic tests under the Inherent Health brand including Bone Health, Weight Management, Heart Health and Nutritional Needs.  The Company is headquartered in Waltham, MA.  For more information please visit www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements, including statements regarding our ability to regain compliance with the NYSE Amex continued listing requirements.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those risks and uncertainties described in the Company’s  annual report on Form 10-K for the year ended December 31, 2009, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company disclaims any obligation or intention to update these forward-looking statements.

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Contact:
Erin Walsh
Interleukin Genetics, Inc.
781-419-4707
ewalsh@ilgenetics.com